Exhibit 10.1

FIFTH AMENDMENT
TO THE
ALBEMARLE CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN

The undersigned, Brian R. WEBB, being an Assistant Secretary of Albemarle Corporation, holding the title of Vice President, Deputy General Counsel, Corporate, and Assistant Secretary, does hereby certify that the resolutions set forth below were approved by the Albemarle Corporation board of directors February 23, 2017.
IN WITNESS WHEREOF, I have hereunto signed my name as of February 27, 2017.

/s/ Brian R. Webb
Brian R. Webb
Vice President, Deputy
General Counsel, Corporate,
and Assistant Secretary

In accordance with Section 12.1 of the Albemarle Corporation Executive Deferred Compensation Plan, as Amended and Restated Effective January 1, 2013 (the “Plan”), the Plan is hereby amended as follows:
1.    Effective December 1, 2016, the parenthetical language in subparagraph 2 of Section 12.2(b) of the Plan is amended to read as follows-- “(as defined in Appendix A hereto or as described in the last paragraph of this Section 12.2).”
2.    Effective December 1, 2016, Section 12.2 of the Plan is further amended to add the following paragraph at the end thereof:
“For purposes of subparagraph 2 of Section 12.2(b), in the event of a sale of all of the stock of a wholly-owned subsidiary of the Company which shall constitute a qualifying Change in Control under Section 409A, a termination and liquidation of the Plan shall automatically occur with respect to all Plan Participants who experience such Change in Control event. This paragraph shall apply to a qualifying Change in Control that occurs on or after December 1, 2016.”